EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 5, 2019, relating to the financial statements of Barrett Business Services, Inc., and the effectiveness of Barrett Business Services, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Barrett Business Services, Inc. for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Portland, Oregon
June 3, 2019